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                          [BAKER $ MCKENZIE LETTERHEAD]

                                                                     EXHIBIT 5.1


                                                                 January 9, 2001


Millennium Cell Inc.
1 Industrial Way West
Eatontown, NJ  07724

                  Re: Millennium Cell Inc.'s Registration Statement on Form S-1
                      for 152,207 Shares of Common Stock

Ladies and Gentlemen:

         We have acted as counsel to Millennium Cell Inc., a Delaware corporation (the "Company"), in connection with the registration of 152,207 shares (the "Shares") of the Company's common stock, $.001 par value per share, pursuant to the Company's Registration Statement on Form S-1 (the "Registration Statement") filed at the request of the selling stockholders listed therein.

         In such capacity, we have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares. Based on such review, we are of the opinion that the Shares have been duly authorized, legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                                     Very truly yours,

                                                     /s/ Baker & McKenzie

                                                     BAKER & McKENZIE